Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to use in this Amendment No. 2 to Registration Statement (No. 333-167826) on Form S-1 of SpectraScience, Inc of our reports dated March 31, 2010, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to our firm under the caption “Experts” in such Prospectus.

/S/ McGladrey & Pullen, LLP

Des Moines, Iowa
August 26, 2010